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                                                                   EXHIBIT 10.65

                     AMENDED AND RESTATED PROMISSORY NOTE

Costa Mesa, California                           Original Date:  August 29, 1997
                                  Amended and Restated Date:  September __, 1997


     For value received, the undersigned, HEARTHSIDE SKILLED NURSING FACILITY, LLC, a Delaware limited liability company ("BORROWER"), promises to pay to the order of G&L REALTY PARTNERSHIP, L.P., a Delaware limited partnership ("LENDER"), at 439 North Bedford Drive, Beverly Hills, California 90210 or at any other place that may be designated in writing by Lender, the principal sum of One Million Nine Hundred Thirty-Four Thousand, Three Hundred Twenty-Five Dollars and No/Cents ($1,934,325.00) ("LOAN AMOUNT"), with interest as set forth herein (calculated on the basis of a 360-day year). All sums due are payable in lawful money of the United States of America. The principal sum will bear interest at the London Interbank Offered Rate fixed for 30-day maturities ("LIBOR") (as defined below) plus 650 basis points.

     This Amended and Restated Promissory Note ("Note") amends and completely restates that certain Promissory Note dated August 29, 1997, ("ORIGINAL NOTE") in the original principal sum of $1,934,325.00 by Borrower (erroneously referred to therein as Hearthside Skilled Nursing Center, LLC) in favor of Lender, pursuant to the terms of an agreement dated August 29, 1997 between Lender and Borrower concerning modification of loan documents. All interest accrued but unpaid on the Original Note shall hereafter be deemed for all purposes to be due and payable hereunder and with respect hereto. All principal disbursed under the Original Note shall be deemed for all purposes to have been disbursed to the undersigned hereunder.

     LIBOR shall mean for 30-day maturities an interest rate per annum which is the arithmetic mean (rounded upward to the nearest whole multiple of one-sixteenth of one percent) of the respective London Interbank Offered Rates offered to the principal office of Bank of America in London, England, by prime banks in the London interbank market at 11:00 a.m. (London time), two business days (defined as a day of the year on which dealings are carried on in the London interbank market and banks are open for business in London and not required or authorized to close in New York City) before the first day of such 30-day maturity period, for a period equal to such 30-day maturity period.

     This Note is secured by, among other things, a certain Amended and Restated Deed of Trust, Security Agreement, and Fixture Filing, with Assignment of Rents and Agreements dated as of the same date as this Note, executed by Borrower, as trustor, in favor of Lender, as beneficiary ("DEED OF TRUST"), and encumbering the real property described in the Deed of Trust ("PROPERTY"). The holder of this Note will be entitled to the benefits of the security provided by the Deed of Trust and will have the right to enforce the covenants and agreements of Borrower contained in the Deed of Trust.

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     Borrower will pay to Lender the principal amount of this Note, and accrued interest, as follows:

     Borrower will make an initial payment of interest only at the LIBOR rate plus 650 basis points as determined by Lender, in accordance with the LIBOR definition herein, and communicated in writing to Borrower prior to the initial interest payment date, on the first day of the first month after the date of disbursement of the Loan Amount, covering interest accrued on this Note from the date of disbursement of the Loan Amount to the end of the month in which the disbursement of the Loan Amount will occur. After that, Borrower will make monthly payments of interest only (at the LIBOR rate communicated in writing to Borrower prior to the interest payment date, plus 650 basis points), on the first day of the second month after the date of disbursement of the Loan Amount and the first day of each succeeding month after that.

     The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, will be due on February 1, 1998 ("MATURITY DATE"). The Maturity Date may be extended to March 1, 1998, by the payment to Lender of the sum of $9,671.63 on or before February 1, 1998. If the due date is so extended, it may be further extended to April 1, 1998, by the payment to Lender of an additional sum of $9,671.63 on or before March 1, 1998. If the due date is so extended, it may be further extended to May 1, 1998, by the payment to Lender of an additional sum of $9,671.63 on or before April 1, 1998. If the due date is so extended, it may be further extended to June 1, 1998, by the payment to Lender of an additional sum of $9,671.63 on or before May 1, 1998. If the due date is so extended, it may be further extended to July 1, 1998, by the payment to the Lender of an additional sum of $9,671.63 on or before June 1, 1998. If the due date is so extended, it may be further extended to August 1, 1998, by the payment to the Lender of an additional sum of $9,671.63 on or before July 1, 1998. The aforementioned extension payments shall not be applied to principal and interest otherwise owing under the terms of this Note.

     In the event Lender fails to notify Borrower of the applicable LIBOR rate before a date when interest is payable, the LIBOR rate previously determined by Lender and communicated in writing to Borrower shall apply, and, if necessary, for the next following interest payment date an adjustment will be made in the interest payment amount payable by Borrower hereunder based upon the difference, if any, in the LIBOR rate actually in effect during such period in question and the LIBOR rate paid.

     If the LIBOR rate is unavailable for a date when interest on any portion of the loan outstanding is to be determined and paid, the Lender and Borrower shall negotiate in good faith with a view to adopting a substitute rate or rates of interest for loan amounts outstanding.

     If Borrower fails to make any required payment on or before five (5) days following the date on which it becomes due, Borrower will pay, at Lender's option, a late charge equal to five percent (5%) of the amount of the unpaid payment.

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     From and after the Maturity Date, or an earlier date on which all sums owing under this Note become due by acceleration or otherwise, all sums owing under this Note will bear interest until paid in full at a rate equal to five percent (5%) per annum in excess of the rate of interest specified above ("DEFAULT RATE").

     All payments on this Note will be applied first to the payment of any costs, fees, late charges, or other charges incurred in connection with the indebtedness evidenced by this Note; next, to the payment of accrued interest; then to the reduction of the principal balance; or in any other order that Lender requires.

     If:

           (a) Borrower fails to pay when due any sums payable under this Note; provided that such failure continues for five (5) business days after written notice of such default;

           (b) an Event of Default (defined in the Deed of Trust) occurs; or

           (c) any other event or condition occurs that, under the terms of the Deed of Trust, gives rise to a right of acceleration of sums owing under this Note,

then Lender, at its sole option, will have the right to declare all sums owing under the Note immediately due. However, if any document related to this Note provides for the automatic acceleration of payment of sums owing under this Note, all sums owing will be automatically due in accordance with the terms of that document.

     Borrower will have the right to pay, without penalty or premium, on any monthly payment date, all or any portion of the outstanding principal amount of this Note prior to the Maturity Date on not less than five (5) days' prior written notice to Lender. Lender will apply all prepayments first to the payment of any costs, fees, late charges, or other charges incurred in connection with the indebtedness evidenced by this Note; next, to the payment of accrued interest; then to the outstanding principal amount of this Note in inverse order of maturity, or, at the option of Lender, in the regular order of maturity; or in any other order that Lender requires.

     Borrower will pay to Lender all sums owing under this Note without deduction, offset, or counterclaim of any kind. The relationship of Borrower and Lender under this Note is solely that of borrower and lender, and the loan evidenced by this Note and secured by the Deed of Trust will in no manner make Lender the partner or joint venturer of Borrower.

     If any attorney is engaged by Lender to enforce or construe any provision of this Note, the Deed of Trust or the other Loan Documents (defined in the Deed of Trust) or as a consequence of any Event of Default, with or without the filing of any legal action or proceeding, then Borrower will immediately pay to Lender on demand all attorney fees and other costs incurred by Lender, including attorneys' fees and costs at trial, upon appeal or

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any petition for review, together with interest from the date of the demand until paid at the Default Rate.

     No previous waiver or failure or delay by Lender in acting with respect to the terms of this Note, the Deed of Trust, or the other Loan Documents will constitute a waiver of any breach, default, or failure of condition under this Note, the Deed of Trust, or the other Loan Documents. A waiver of any term of this Note, the Deed of Trust, or the other Loan Documents must be made in writing and will be limited to the express written terms of the waiver. If there are any inconsistencies between the terms of this Note and the terms of any of the other Loan Documents, the terms of this Note will prevail.

     All notices required or permitted in connection with this Note will be in writing and will be given at the place and in the manner provided in the Deed of Trust for the giving of notices.

     If this Note is executed by more than one person or entity as Borrower, the obligations of each person or entity will be joint and several. No person or entity will be a mere accommodation maker, but each will be primarily and directly liable. Borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses, or losses and interest; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests to properties securing payment of this Note. Time is of the essence with respect to every provision of this Note. This Note will be construed and enforced in accordance with the laws of the state in which the Property is located, except to the extent that federal laws pre-empt state law, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any federal or state court where the Property is located having proper venue and also consent to service of process by any means authorized by the state court where the Property is located or federal law.

     Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute valid and binding obligations of Borrower.

     BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.
THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY

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AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE
EVIDENCE OF THIS WAIVER BY BORROWER.

     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

     No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by a duly authorized officer of Lender, and then only to the extent therein specifically set forth. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Borrower" and "Lender" shall include their respective successions, assigns, heirs, executors and administrators.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.



                              BORROWER:

                              HEARTHSIDE SKILLED NURSING FACILITY, LLC, a Delaware limited liability company



                              By: /s/ Johann Keil
                                 ----------------------------------------------

                              Name: JOHANN KEIL
                                   --------------------------------------------

                              Title: Member
                                    -------------------------------------------

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